Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned, as principal executive officer and principal financial officer of Synageva BioPharma Corp. (the “Company”), does hereby certify that to such officer’s knowledge:

(1) the Company’s Form 10-Q for the period ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Company’s Form 10-Q for the period ended September 30, 2014 fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sanj K. Patel
Sanj K. Patel
President and Chief Executive Officer

/s/ Carsten Boess
Carsten Boess
Chief Financial Officer

Date: October 30, 2014

*	A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Synageva BioPharma Corp. and will be retained by Synageva BioPharma Corp. and provided to the Securities and Exchange Commission or its staff upon request.